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                                                                    EXHIBIT 3.44

                       CERTIFICATE OF LIMITED PARTNERSHIP

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

         I.       The name of the limited partnership is WESTLAKE PETROCHEMICALS
LP.

         II. The address of the Partnership's registered office in the State of Delaware is 103 Foulk Road, Suite 200, Wilmington, DE 19803. The registered agent for service of process in the State of Delaware at such address is Entity Services Group, L.L.C.

         III. The name and mailing address of each general partner is as follows:

           NAME                                    MAILING ADDRESS

Westlake Chemical Holdings, Inc.           2801 Post Oak Boulevard, Suite 600
                                           Houston, TX  77056


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of WESTLAKE PETROCHEMICALS LP as of December 21, 2000.

                                          WESTLAKE CHEMICAL HOLDINGS, INC.,
                                          GENERAL PARTNER

                                          By: /s/ A. Chao
                                             -----------------------------
                                              Albert Chao, President